UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) May 14, 2008
Handleman Company
(Exact Name of Registrant as Specified in Its Charter)
Michigan

(State or Other Jurisdiction of Incorporation)

1-7923	38-1242806

(Commission File Number)	(IRS Employer Identification No.)

500 Kirts Boulevard, Troy, Michigan	48084-4142

(Address of Principal Executive Offices)	(Zip Code)
(248) 362-4400

(Registrant’s Telephone Number, Including Area Code)
Not applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1. Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement
On May 14, 2008, Handleman Company (“Handleman”) entered into a Sixth Amendment to the Credit and Guaranty Agreement dated April 30, 2007 among Handleman Company and certain of it subsidiaries as Guarantors, Handleman Entertainment Resources L.L.C. and certain other domestic subsidiaries of Handleman Company as Borrowers, various lenders, Silver Point Finance, LLC, as Administrative Agent, Collateral Agent and Co-Lead Arranger and General Electric Capital Corporation as Co-Lead Arranger and a Sixth Amendment to Credit Agreement dated April 30, 2007 among Handleman Company, as Parent Guarantor, and General Electric Capital Corporation, as Administrative Agent, Agent and Lender, and GE Capital Markets, Inc., as Lead Arranger (collectively, the “Sixth Amendments”).
Within the Sixth Amendment:
Handleman and its lenders agreed that Handleman would have the right to grant liens in favor of certain trade creditors pursuant to a trade lien agreement that would be negotiated among Handleman, its lenders and the trade creditors and governed by an Trade Lien Intercreditor Agreement (as defined in the Sixth Amendments).
Handleman and its lenders added or amended a Fixed Charge Coverage Ratio, Consolidated EBITA, and Minimum Asset Coverage ratios (as defined in the Sixth Amendment). It also amended the covenant regarding the maximum consolidated capital expenditures, license advances, exclusive distribution costs and software development costs. Handleman is to provide its lenders with a business plan for fiscal year 2009 for Crave Entertainment Group, Crave Entertainment, Inc. and SVG Distribution, Inc. by May 15, 2008 and a Fiscal Year 2010, 2011 and 2012 plan by December 31, 2008 and establish a deposit account in the United Kingdom by August 31, 2008.
The lenders required a 2% interest rate increase in conjunction with the lenders marketing the loan for syndication. As a result, the interest on the Term B loan increased to a minimum of 17.5% with Base Rate or 15.5% with LIBOR; and the interest on the Term A loan increased to a minimum of 14.5% with Base Rate or 12.5% with LIBOR.
The lenders also waived defaults in the provisions (i) requiring Handleman to retain an investment banker by March 31, 2008 for the purpose of exploring strategic options with respect to specified discrete businesses (ii) prohibiting Handleman from maintaining more than $2,000,000 in Deposit Accounts in the United Kingdom for more than one Business Day prior to the date hereof, (iii) requiring Handleman to deliver control agreements to the Administrative Agent with respect to all Deposit Accounts maintained by any Credit Party in the United Kingdom by April 15, 2008, and (iv) requiring Handleman to provide a Fiscal Plan for 2010, 2011 and 2012 by May 5, 2008.

The Sixth Amendments reduce the aggregate size of the facilities to $163 million, with Handleman maintaining $113.4 million with Silver Point Finance LLC (“Silver Point”) and reducing its facility with General Electric Capital Corporation (“GE Capital”) from $110 million to $50 million. The reduction in the size of the facilities reduces costs without reducing liquidity. As of May 14, 2008, Handleman had $63.3 million in debt outstanding within its credit agreements.
Section 9 Financial Statement and Exhibits
Item 9.01. Financial Statements and Exhibits

Exhibit Number	Exhibit Name
10.1	Sixth Amendment to Senior Secured Credit and Guaranty Agreement dated April 30, 2007 among Handleman Company and certain of it subsidiaries as Guarantors, Handleman Entertainment Resources L.L.C. and certain other domestic subsidiaries of Handleman Company as Borrowers, various lenders, Silver Point Finance, LLC, as Administrative Agent, Collateral Agent and Co-Lead Arranger and General Electric Capital Corporation as Co-Lead Arranger.

10.2	Sixth Amendment to Credit Agreement dated April 30, 2007 among Handleman Company, as Parent Guarantor, and General Electric Capital Corporation, as Administrative Agent, Agent and Lender, and GE Capital Markets, Inc., as Lead Arranger.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANDLEMAN COMPANY

Date: May 14, 2008	By:	/s/ Khaled Haram

	Name:	Khaled Haram
	Title:	Sr. Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit Name
10.1	Sixth Amendment to $140,000,000 Senior Secured Credit and Guaranty Agreement dated April 30, 2007 among Handleman Company and certain of it subsidiaries as Guarantors, Handleman Entertainment Resources L.L.C. and certain other domestic subsidiaries of Handleman Company as Borrowers, various lenders, Silver Point Finance, LLC, as Administrative Agent, Collateral Agent and Co-Lead Arranger and General Electric Capital Corporation as Co-Lead Arranger.

10.2	Sixth Amendment to Credit Agreement dated April 30, 2007 among Handleman Company, as Parent Guarantor, and General Electric Capital Corporation, as Administrative Agent, Agent and Lender, and GE Capital Markets, Inc., as Lead Arranger.